UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 14, 2008

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Results of Operations and Financial Condition.

     Chimera Investment Corporation (the “Company”) today announced that during the third quarter of 2008 it has taken portfolio management steps in response to declining asset values and adverse changes in the cost and availability of financing. During the quarter ended September 30, 2008, the Company had completed sales of assets with a carrying value of $432.5 million in AAA-rated non-Agency residential mortgage-backed securities (RMBS) and terminated $983.4 million in interest rate swaps, which resulted in net realized losses of approximately $113.0 million and $10.5 million, respectively. Total liabilities were approximately $1.1 billion at September 30, 2008, consisting of approximately $620 million under a repurchase agreement with Annaly Capital Management, Inc. and approximately $499 million in securitized liabilities. At September 30, 2008, book value per share is estimated to be approximately $6.15 per share. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

99.1	Press Release, dated October 14, 2008 issued by Chimera Investment Corporation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

By:	/s/ A. Alexandra Denahan
Name: A. Alexandra Denahan
Title: Chief Financial Officer

Date: October 14, 2008